Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS GROWTH IN WORLDWIDE ATTENDANCE, REVENUES,

NET INCOME, EPS AND ADJUSTED EBITDA FOR THE THIRD QUARTER OF 2018

Plano, TX, November 2, 2018 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2018.

Cinemark Holdings, Inc.’s total revenues for the three months ended September 30, 2018 increased 6.1% to $754.2 million compared to $710.8 million for the three months ended September 30, 2017. For the three months ended September 30, 2018, admissions revenues increased 0.6% to $427.6 million and concession revenues increased 6.9% to $264.1 million. For the three months ended September 30, 2018, attendance increased 3.7% to 69.8 million patrons, average ticket price was $6.13 and concession revenues per patron increased 3.0% to $3.78.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2018 increased 31.7% to $50.2 million from $38.1 million for the three months ended September 30, 2017. Diluted earnings per share for the three months ended September 30, 2018 was $0.43 compared to $0.33 for the three months ended September 30, 2017.

Adjusted EBITDA for the three months ended September 30, 2018 increased 9.6% to $168.4 million compared to $153.7 million for the three months ended September 30, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“Cinemark again delivered remarkable results during the third quarter. We are pleased to report that ongoing execution of our strategic initiatives, coupled with our sustained operating discipline, enabled us to capitalize on strong film content and generate worldwide growth across our key metrics,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “Furthermore, continued momentum at the North American box office, which is up 8.7% year-to-date and has been propelled by year-over-year attendance growth, reinforces the strength and stability of the theatrical exhibition industry.”

Cinemark Holdings, Inc.’s total revenues for the nine months ended September 30, 2018 increased 8.1% to $2,423.2 million compared to $2,241.6 million for the nine months ended September 30, 2017. For the nine months ended September 30, 2018, admissions revenues increased 2.8% to $1,389.1 million and concession revenues increased 6.9% to $831.2 million. For the nine months ended September 30, 2018, attendance increased 1.8% to 214.7 million patrons, average ticket price was $6.47 and concession revenues per patron increased 4.9% to $3.87.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2018 increased 14.9% to $194.4 million from $169.1 million for the nine months ended September 30, 2017. Diluted earnings per share for the nine months ended September 30, 2018 was $1.66 compared to $1.45 for the nine months ended September 30, 2017.

Adjusted EBITDA for the nine months ended September 30, 2018 increased 8.8% to $583.4 million compared to $536.2 million for the nine months ended September 30, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of September 30, 2018, the Company’s aggregate screen count was 6,014 and the Company had commitments to open five new theatres and 35 screens during the remainder of 2018 and 20 new theatres and 191 screens subsequent to 2018.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 541 theatres with 6,014 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of September 30, 2018. For more information go to investors.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2018. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Statement of income data:
Revenues
Admissions	$427,616	$425,128	$1,389,110	$1,351,477
Concession	264,165	247,027	831,243	777,573
Other	62,454	38,593	202,906	112,503

Total revenues	754,235	710,748	2,423,259	2,241,553
Cost of operations
Film rentals and advertising	230,121	226,229	758,242	725,603
Concession supplies	42,720	40,178	134,577	124,117
Salaries and wages	92,495	87,305	285,997	261,318
Facility lease expense	80,592	81,919	243,873	248,569
Utilities and other	112,832	92,341	337,866	271,751
General and administrative expenses	38,299	36,947	123,714	112,997
Depreciation and amortization	64,971	58,052	193,656	174,545
Impairment of long-lived assets	1,641	5,026	5,020	9,600
Loss on disposal of assets and other	7,826	8,576	28,666	9,464

Total cost of operations	671,497	636,573	2,111,611	1,937,964

Operating income	82,738	74,175	311,648	303,589
Interest expense	(27,144)	(26,317)	(82,725)	(79,208)
Loss on debt amendments	—	—	(1,484)	(246)
Interest income	2,761	1,682	7,861	4,395
Foreign currency exchange gain (loss)	(3,126)	584	(6,947)	2,018
Distributions from NCM	2,386	2,144	12,168	11,704
Interest expense - NCM	(4,983)	—	(14,875)	—
Equity in income of affiliates	14,158	10,902	29,208	26,767

Income before income taxes	66,790	63,170	254,854	269,019
Income taxes	16,169	24,630	59,592	98,475

Net income	$50,621	$38,540	$195,262	$170,544
Less: Net income attributable to noncontrolling interests	393	401	878	1,438

Net income attributable to Cinemark Holdings, Inc.	$50,228	$38,139	$194,384	$169,106

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders
Basic	$0.43	$0.33	$1.66	$1.45

Diluted	$0.43	$0.33	$1.66	$1.45

Weighted average shares outstanding - Diluted	116,322	116,104	116,288	116,063

Other Operating Data

(unaudited, in thousands)

	As of	As of
	September 30,	December 31,
	2018	2017
Balance sheet data:
Cash and cash equivalents	$366,796	$522,547
Theatre properties and equipment, net	$1,820,487	$1,828,054
Total assets	$4,397,573	$4,470,893
Long-term debt, including current portion, net of unamortized debt issue costs	$1,782,440	$1,787,480
Equity	$1,469,527	$1,405,688

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended September 30,			Three Months Ended September 30,			Constant Currency (1)		Three Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Revenues
Admissions revenues	$333.3	$312.3	6.7%	$94.3	$112.8	(16.4)%	$116.3	3.1%	$427.6	$425.1	0.6%
Concession revenues	$207.9	$181.5	14.5%	$56.2	$65.6	(14.3)%	$67.1	2.3%	$264.1	$247.1	6.9%
Other revenues	$41.1	$16.9	143.2%	$21.4	$21.7	(1.4)%	$27.6	27.2%	$62.5	$38.6	61.9%
Total revenues	$582.3	$510.7	14.0%	$171.9	$200.1	(14.1)%	$211.0	5.4%	$754.2	$710.8	6.1%
Attendance	43.7	40.6	7.6%	26.1	26.7	(2.2)%			69.8	67.3	3.7%
Average ticket price	$7.63	$7.69	(0.8)%	$3.61	$4.22	(14.5)%	$4.46	5.7%	$6.13	$6.32	(3.0)%
Concession revenues per patron	$4.76	$4.47	6.5%	$2.15	$2.46	(12.6)%	$2.57	4.5%	$3.78	$3.67	3.0%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	September 30,		September 30,			September 30,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Cost of Operations
Film rentals and advertising	$185.1	$171.5	$45.0	$54.7	$55.5	$230.1	$226.2
Concession supplies	$31.2	$26.2	$11.5	$14.0	$13.7	$42.7	$40.2
Salaries and wages	$73.2	$64.6	$19.3	$22.7	$24.0	$92.5	$87.3
Facility lease expense	$61.1	$59.8	$19.5	$22.2	$23.1	$80.6	$82.0
Utilities and other	$83.0	$64.0	$29.9	$28.4	$36.8	$112.9	$92.4

	U.S. Operating Segment			International Operating Segment					Consolidated
	Nine Months Ended September 30,			Nine Months Ended September 30,			Constant Currency (1)		Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Revenues
Admissions revenues	$1,091.5	$1,003.5	8.8%	$297.6	$348.0	(14.5)%	$335.7	(3.5)%	$1,389.1	$1,351.5	2.8%
Concession revenues	$661.3	$582.2	13.6%	$169.9	$195.4	(13.1)%	$188.7	(3.4)%	$831.2	$777.6	6.9%
Other revenues	$134.9	$53.8	150.7%	$68.0	$58.7	15.8%	$79.1	34.8%	$202.9	$112.5	80.4%
Total revenues	$1,887.7	$1,639.5	15.1%	$535.5	$602.1	(11.1)%	$603.5	0.2%	$2,423.2	$2,241.6	8.1%
Attendance	138.9	130.1	6.8%	75.8	80.9	(6.3)%			214.7	211.0	1.8%
Average ticket price	$7.86	$7.71	1.9%	$3.93	$4.30	(8.6)%	$4.43	3.0%	$6.47	$6.41	0.9%
Concession revenues per patron	$4.76	$4.48	6.2%	$2.24	$2.42	(7.4)%	$2.49	2.9%	$3.87	$3.69	4.9%

	U.S. Operating Segment Nine Months Ended September 30,		International Operating Segment Nine Months Ended September 30,			Consolidated Nine Months Ended September 30,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Cost of Operations
Film rentals and advertising	$616.7	$558.3	$141.5	$167.3	$160.0	$758.2	$725.6
Concession supplies	$98.1	$82.1	$36.5	$42.0	$40.5	$134.6	$124.1
Salaries and wages	$224.3	$194.5	$61.7	$66.8	$70.7	$286.0	$261.3
Facility lease expense	$183.1	$181.1	$60.8	$67.5	$66.9	$243.9	$248.6
Utilities and other	$245.7	$185.1	$92.2	$86.7	$104.9	$337.9	$271.8

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2017. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted EBITDA (1)
U.S.	$132,652	$108,854	$476,907	$402,902
International	35,740	44,818	106,518	133,329

Total Adjusted EBITDA (1)	$168,392	$153,672	$583,425	$536,231

Capital expenditures
U.S.	$65,458	$65,612	$195,104	$221,604
International	17,915	14,318	50,858	41,126

Total capital expenditures	$83,373	$79,930	$245,962	$262,730

(1)

Adjusted EBITDA represents net income before income taxes, interest expense, interest income, foreign currency exchange gain (loss), interest expense – NCM, equity in income of affiliates, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on disposal of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$50,621	$38,540	$195,262	$170,544
Add (deduct):
Income taxes	16,169	24,630	59,592	98,475
Interest expense	27,144	26,317	82,725	79,208
Other income	(8,810)	(13,168)	(15,247)	(33,180)
Loss on debt amendments and refinancing	—	—	1,484	246
Other cash distributions from equity investees (2)	4,786	2,402	21,041	17,321
Depreciation and amortization	64,971	58,052	193,656	174,545
Impairment of long-lived assets	1,641	5,026	5,020	9,600
Loss on disposal of assets and other	7,826	8,576	28,666	9,464
Deferred lease expenses - theatres (3)	216	(44)	(252)	(278)
Deferred lease expenses - projectors (4)	(236)	(253)	(700)	(741)
Amortization of long-term prepaid rents (3)	578	551	1,814	1,540
Share based awards compensation expense (5)	3,486	3,043	10,364	9,487

Adjusted EBITDA	$168,392	$153,672	$583,425	$536,231

(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in utilities and other.
(5)	Non-cash expense included in general and administrative expenses.